                                    FORM 8-K

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

 DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 7, 2001 (DECEMBER 3,
                                      2001)


                             CII TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

               North Carolina                             56-182-82-70
      (State or other jurisdiction of                   (I.R.S. Employer
       incorporation or organization)                 Identification No.)

      1200 Ridgefield Blvd, Suite 200
                Asheville, NC                                28806
  (Address of principal executive offices)                 (Zip Code)

                                 (828) 670-5300
              (Registrant's telephone number, including area code)

                        COMMUNICATIONS INSTRUMENTS, INC.
                   1396 Charlotte Highway, Fairview, NC 28730
          (Former name or former address, if changed since last report)

     Item 5. Other Events

On December 4, 2001, CII Technologies, Inc., a North Carolina corporation ("the "Company") announced that its parent, CIIT Holdings, Inc., a Delaware corporation ("CIIT") has entered into an Agreement and Plan of Merger (the "Merger Agreement") dated December 3, 2001 with Tyco International (PA) Inc., a Nevada corporation ("Tyco") and its wholly owned subsidiary, Tyco Acquisition Corp. 18 (DE), a Delaware corporation ("Merger Sub") pursuant to which Tyco will acquire CIIT through the merger of Merger Sub with and into CIIT. Tyco is a subsidiary of Tyco International Ltd. (NYSE: TYC; LSE: TYI; BSX: TYC).

While CIIT's Board of Directors unanimously approved the Merger, consummation of the merger remains subject to satisfaction of certain conditions, including the receipt of regulatory approvals and other customary closing conditions. The transaction is valued at approximately $310 million in cash.

         (c)  Exhibits

         99.1 Press Release dated December 4, 2001.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     CII TECHNOLOGIES, INC.
DATE: DECEMBER 7, 2001
                                     BY:  /s/ Michael A. Steinback
                                          --------------------------------------
                                     NAME:  MICHAEL A. STEINBACK
                                     TITLE: PRESIDENT AND CHIEF
                                             EXECUTIVE OFFICER